                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                (AMENDMENT NO. 1)

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITITES EXCHANGE ACT OF 1934

     DATE OF THE REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 5, 1998



                           MERIDIAN DIAGNOSTICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           OHIO                      0-14902                31-0888 197
(STATE OR OTHER JURISDICTION       (COMMISSION            (I.R.S. EMPLOYER
     OF INCORPORATION)             FILE NUMBER)         IDENTIFICATION NO.)


                             3471 RIVER HILLS DRIVE
                             CINCINNATI, OHIO 45244
                              PHONE: (513) 271-3700

                   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
             NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL
                               EXECUTIVE OFFICES)

                    INFORMATION TO BE INCLUDED IN THE REPORT

Items 1, 3, 4, 5, 6, and 8 are not applicable and are omitted from this Current Report. The information required by Items 2 and 7 (c) has been previously filed. This amended report is filed to provide the financial information required by Items 7 (a) and 7 (b).

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
         (a)      PRO FORMA FINANCIAL INFORMATION OF MERIDIAN DIAGNOSTICS, INC. (UNAUDITED)

                  Pro Forma Consolidated Condensed Statement of Operations for the Year Ended September 30, 1998 .................5

                  Notes to Pro Forma Combined Condensed Statement of Operations for the Year Ended September 30, 1998 ............6

                  Pro Forma Combined Condensed Balance Sheet as of September 30, 1998 ............................................7

                  Notes to Pro Forma Combined Condensed Balance Sheet as of September 30, 1998 ...................................8

         (b)      FINANCIAL STATEMENTS OF Gull Laboratories, INC. (Gull)

                  Report of KPMG LLP, Independent Auditors .....................................................................F-1

                  Consolidated Financial Statements:

                  Consolidated Balance Sheets at December 31, 1997 and 1996 ....................................................F-2

                  Consolidated Statements of Operations for the years ended December 31, 1997, 1996 and 1995 ...................F-3

                  Consolidated Statements of Stockholders' Equity for the years ended December 31, 1997, 1996 and 1995 .........F-4

                  Consolidated Statements of Cash Flows for the years ended December 31, 1997, 1996 and 1995 ...................F-5

                  Notes to Consolidated Financial Statements ............................................................F-7 - F-20

                  Unaudited Consolidated Condensed Balance Sheets at December 31, 1997 and June 30, 1998 ......................F-21

                  Unaudited Consolidated Condensed Statements of Operations for the three months ended June 30,
                     1998 and 1997 ............................................................................................F-22

                  Unaudited Consolidated Condensed Statements of Operations for the six months ended June 30, 1998 and 1997 ...F-23

                  Unaudited Consolidated Condensed Statements of Cash Flows for the six months ended June 30, 1998 and 1997 ...F-24

                  Notes to Unaudited Consolidated Condensed Financial Statements .......................................F-25 - F-27

         (c)      Exhibits

                  1.) Consent of Independent Public Accountants .........................................................Exhibit 23

                  2.) Forward Looking Statements ........................................................................Exhibit 99

    PRO FORMA FINANCIAL INFORMATION OF MERIDIAN DIAGNOSTICS, INC. (UNAUDITED)

         The Pro Forma Combined Condensed Balance Sheet of Meridian Diagnostics (the "Company") as of September 30, 1998 reflects the financial position of the Company after giving effect to the acquisition discussed in Item 2 as if the acquisition occurred as of September 30, 1998. The Pro Forma Consolidated Statement of Operations for the year ended September 30, 1998, assumes that the acquisition occurred on October 1, 1997, and is based on the operations of the Company for the year then ended.

         The allocation of purchase price, which is currently pending the completion of the final audit, was based on estimates. These estimates may be revised at a later date upon the completion of certain appraisals and other analyses and estimates of fair value, as well as a final audit, which are not currently complete and may differ substantially from pro forma adjustments.

         The Unaudited Pro Forma Combined Condensed Financial Statements have been derived from the financial statements of Meridian Diagnostics, Inc. and Gull Laboratories, Inc. The acquisition is being accounted under the purchase method of accounting pursuant to which the purchase price is allocated based on the fair value of assets acquired and liabilities assumed. The Unaudited Pro Forma Combined Financial Statements presented herein are not necessarily indicative of the future consolidated financial position or consolidated results of operations of the Company. The statements are also not indicative of the consolidated financial position or consolidated results of operations of the Company that would have actually occurred had the transaction been in effect as of the date or for the periods presented primarily because the acquisition and related purchase price were based on financial terms and conditions that existed on the acquisition date and not as of the beginning of the period. It should be noted that for periods subsequent to September 30, 1998, the Company's consolidated financial statements will reflect the acquisition, which, for accounting purposes, was effective on October 31, 1998.

         The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the historical consolidated Financial Statements and related notes of the Company contained in its annual report on Form 10-K for the year ended September 30, 1998.

On November 5, 1998, a wholly-owned subsidiary of the Company acquired all of the approximately 8 million shares of common stock of Gull Laboratories, Inc.
(Gull) for $2.25 per share or approximately $18.0 million, in cash. The purchase price was financed by cash and cash equivalents on hand. Gull, headquartered in Salt Lake City, Utah, is engaged in the development, manufacture and marketing of high-quality diagnostic test kits for the detection of infectious diseases and autoimmune disorders. Gull also offers a line of instrumentation for laboratory automation and products for blood grouping and HLA tissue typing for transplantation. Fresenius AG, a German stock company and the former majority shareholder of Gull ("Fresenius"), is subject to certain non-competition agreements, as are certain employees of Gull upon their leaving the employment of the Company. Amounts that Gull owed to Fresenius, subject to various adjustments as agreed to in the purchase agreement, will be paid to Fresenius one-half on June 15, 1999 and the remaining half on December 31, 1999, with annual interest at 7.5%. For accounting purposes, the acquisition was effective on October 31, 1998 and the results of operations of Gull will be included in the consolidated results of operations of the Company from that date forward. The resulting goodwill from this transaction will be amortized over twenty years.

         In connection with the acquisition of Gull, the estimated assets acquired and liabilities assumed are as follows (dollars in thousands):


                                                           Gull
                                                         -------
         Fair value of assets acquired:
         Cash                                              $ 891
         Accounts and notes receivable                     3,317
         Inventory                                         6,785
         Other current assets                                390
         Property plant and equipment                      5,809
         Other non current assets                          1,597
                                                         -------
                                                         $18,789

         Fair value of:
         Liabilities assumed                               7,270
         Debt assumed                                      5,620
                                                         -------
                                                          12,890
                                                         -------
         Net assets acquired                             $ 5,899
                                                         =======

         Purchase price:
         Cash paid for net assets                        $18,000
         Transaction costs                                   800
                                                         -------
                                                         $18,800
         Estimated Goodwill                               12,901
                                                         -------
                                                         $ 5,899
                                                         =======



In fiscal 1999, the Company plans to close the Salt Lake City and certain other facilities of Gull, sell the Gull land and buildings in Salt Lake City, transfer equipment, technology and manufacturing capabilities to the Company's headquarters in Cincinnati and terminate substantially all Gull employees. Additional purchase liabilities to be recorded will include severance and costs associated with the shut down and consolidation of the acquired facilities.

                           MERIDIAN DIAGNOSTICS, INC.
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      For the year ended September 30, 1998
                                   (unaudited)
                             (dollars in thousands)

                                                                                    Pro Forma
                                                                                    Adjustments         Pro
                                                            Meridian     Gull         (Note 4)         Forma

Net Sales                                                   $33,169     $20,366                       $53,535
Cost of Goods                                                10,650      10,811                        21,461
                                                            -------     -------                       -------
Gross Profit                                                 22,519       9,555                        32,074
Operating Expenses
     Research & Development                                   1,994       1,755                         3,749
     Selling, General & Administrative                       12,174      11,793           645   (1)    24,612
                                                            -------     -------       -------         -------
          Total Operating Expenses                           14,168      13,548           645          28,361

Operating Income                                              8,351      (3,993)         (645)          3,713

Other Income (Expense)
     Interest Income                                          1,340          --        (1,060)  (2)       280
     Interest Expense                                        (1,624)     (1,107)                       (2,731)
     Other, net                                                 (13)        382                           369
          Total Other Income (Expense)                         (297)       (725)       (1,060)         (2,082)

Earnings (Loss) before Income Taxes                           8,054      (4,718)       (1,705)          1,631

Income Taxes                                                  3,096        (857)         (700)  (3)
                                                            -------     -------       -------

Net Earnings (Loss)                                         $ 4,958     $(3,861)      $(1,005)            $92
                                                            =======     =======       =======         =======

Basic Weighted Average Number of common shares               14,376                                    14,376
outstanding

Basic Earnings per share                                       $.34                                      $.01

Diluted Weighted Average number of common shares             14,703                                    14,703
outstanding

Diluted Earnings per common share                              $.34                                      $.01

               NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

Pro Forma Statement reflects the impact of the following Pro Forma adjustments:

         (1) An increase in goodwill amortization of based on a preliminary estimate of goodwill of approximately $13 million and an amortization period of 20 years.

         (2) A reduction in interest income reflecting the use of $18,800 in cash to purchase Gull on October 1, 1997.

         (3) The tax effect of the revised earnings before taxes assuming an effective tax rate of 38%, utilization of a portion of Gull's U.S. tax losses and the establishment of valuation reserves for potentially unrealizable deferred tax assets related to current year operating losses until such time as the Company has been able to finalize strategies to utilize such losses.

         (4)      The Pro Forma Statement does not reflect the following items:

                  o Anticipated reductions in operating expenses as a result of terminations and facility closings in connection with the integration of Gull operations into Meridian's organization.

                  o Expected improvements in gross profit upon the integration of Gull operations into Meridian's Cincinnati production facility due to production efficiency, improved materials management and reduced overhead.

                  o Tax benefits from the expected utilization of Gull net operating losses, primarily in foreign countries. The Company is in the process of determining the amount of net operating losses available and strategies to utilize such net operating losses.

                  o The Company plans to close the Salt Lake City and certain other facilities of Gull, sell the Gull land and buildings in Salt Lake City, transfer equipment, technology and manufacturing capabilities to the Company's headquarters in Cincinnati and terminate substantially all Gull employees. Additional purchase liabilities will be recorded for costs associated with this shut down and consolidation of the acquired facilities; however, the cost of such has not been determined and accordingly is not reflected in the pro forma statement.

                           MERIDIAN DIAGNOSTICS, INC.
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            As of September 30, 1998
                                   (unaudited)
                             (dollars in thousands)


                                                                                      Pro Forma
                                                            Meridian       Gull      Adjustments         Pro Forma
Current Assets
     Cash and Cash Equivalents                              $19,400      $   891      $(18,800)   (1)     $ 1,491
     Investments                                              4,369           --                            4,369
     Accounts and Notes Receivable                            9,707        3,317                           13,023
     Inventories                                              5,569        6,785                           12,354
     Other Current Assets                                       718          390                            1,109
                                                            -------      -------      --------            -------
          Total Current Assets                               39,763       11,383       (18,800)            32,346

Net Property, Plant & Equipment                               8,809        4,309         1,500    (2)      14,618

Other Assets
     Long Term Receivables and Other                          1,035          514                            1,549
     Deferred Tax Assets                                        740        1,083                            1,823
     Deferred Debentures Offering Costs, net                  1,057           --                            1,057
     Goodwill and Other Intangibles, Net                      7,743          937        11,964    (3)      20,644
                                                            -------      -------      --------            -------
         Total Other Assets                                  10,575        2,534        11,964             25,073
                                                            -------      -------      --------            -------
          Total Assets                                      $59,147      $18,226        (5,336)           $72,037
                                                            =======      =======      ========            =======

Current Liabilities
     Current Portion of Long Term Obligations                   213          851                            1,064
     Line of Credit                                              --        1,518                            1,518
     Accounts Payable and Accrued Expense                     3,656        9,336        (2,808)   (4)      10,184
                                                            -------      -------      --------            -------
          Total Current Liabilities                           3,869       11,705        (2,808)            12,766

Long Term Debt and Capital Lease Obligations                 20,595        3,251                           23,846

Other Long Term Liabilities                                                                                   742
                                                                              --
                                                                             742


Common Stock                                                  2,397            8            (8)   (5)       2,397
Additional Paid in Capital                                   20,653        8,925        (8,925)   (6)      20,653
Retained Earnings                                            11,935       (5,908)        5,908    (7)      11,935
Cumulative Foreign Currency Translation                        (302)        (497)          497    (8)        (302)
                                                            -------      -------      --------            -------

Total Shareholders' Equity                                   34,683        2,528        (2,528)            33,530
                                                            -------      -------      --------            -------

Total Liabilities and Shareholders' Equity                  $59,147      $18,226      $ (5,336)           $72,037
                                                            =======      =======      ========            =======

                           MERIDIAN DIAGNOSTICS, INC.
               NOTES TO PRO FORMA COMBINED CONDENSED BALANCE SHEET
                             (dollars in thousands)

The following pro forma adjustments are reflected in the pro forma Combined Condensed Balance Sheet as of September 30, 1998.

(1) This adjustment is made to reduce cash and cash equivalents to reflect the Gull purchase price, including acquisition costs.

(2) This adjustment is made to estimate the fair market value of the Salt Lake City facilities.

(3) This adjustment is made to record the estimated goodwill related to the Gull acquisition, net of the write-off of goodwill on the Gull balance sheet at the date of the acquisition.

(4) This adjustment is made to reduce amounts payable to Gull's parent company in accordance with the merger agreement.

(5) This adjustment is made to eliminate Gull's historical common stock accounts.

(6) This adjustment is made to eliminate Gull's historical paid-in capital accounts.

(7) This adjustment is made to eliminate Gull's historical retained earnings accounts.

(8) This adjustment is made to eliminate Gull's historical cumulative foreign currency translation adjustment accounts.

                                          Independent Auditors' Report




The Board of Directors and Stockholders
Gull Laboratories, Inc.:


We have audited the accompanying consolidated balance sheets of Gull Laboratories, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Gull Laboratories, Inc. and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.




                                                                        KPMG LLP

Salt Lake City, Utah
March 3, 1998, except as to note 18
which is as of April 6, 1998

                             GULL LABORATORIES, INC.

                           Consolidated Balance Sheets

                           December 31, 1997 and 1996





                                                                                             1997          1996
                                                                                          ----------    ----------
                                        Assets
Current assets:
    Cash                                                                                 $   239,993       301,033
    Accounts receivable, less allowance for doubtful accounts of
      $282,973 in 1997 and $320,815 in 1996 (note 5)                                       1,963,410     3,100,612
    Net investment in sales-type leases (notes 6 and 8)                                      272,125       262,831
    Income tax refund receivable (note 9)                                                    119,499       134,743
    Inventories (notes 3 and 5)                                                            6,197,359     4,881,426
    Prepaid expenses                                                                         316,878       399,775
                                                                                         -----------   -----------

                    Total current assets                                                   9,109,264     9,080,420

Property, plant, and equipment, net (notes 4, 6, and 7)                                    4,189,999     4,409,569

Net investment in sales-type leases (notes 6, 7, and 8)                                      763,412       810,419

Deferred income taxes (note 9)                                                               236,586             -

Other assets, net (note 2)                                                                 1,001,812       989,101
                                                                                         -----------   -----------

                                                                                         $15,301,073    15,289,509
                                                                                         ===========   ===========

                         Liabilities and Stockholders' Equity
Current liabilities:
    Notes payable (note 5)                                                               $ 1,498,146     1,675,322
    Accounts payable                                                                       2,331,126     1,561,132
    Accrued expenses                                                                       1,853,521     1,043,452
    Deferred income taxes (note 9)                                                             6,884        69,371
    Current installments of long-term debt and capital lease
      obligations (notes 6 and 7)                                                          3,576,085       545,420
                                                                                         -----------   -----------

                  Total current liabilities                                                9,265,762     4,894,697

Long-term debt and capital lease obligations, excluding current
   installments (notes 6 and 7)                                                              733,082     3,000,803

Deferred income taxes (note 9)                                                                     -       252,260

Other long-term liabilities                                                                  362,278       413,801
                                                                                         -----------   -----------

                  Total liabilities                                                       10,361,122     8,561,561
                                                                                         -----------   -----------
Commitments and contingencies (notes 7, 15, 17, and 18)

Stockholders' equity (note 12):
    Preferred stock, $.01 par value.  Authorized 5,000,000
      shares; no shares issued or outstanding                                                      -             -
    Common stock, $.001 par value.  Authorized 50,000,000 shares; issued and
      outstanding  7,940,409 and 7,883,934 shares in 1997 and 1996, respectively               7,941         7,884
    Additional paid-in capital                                                             8,416,335     8,113,555
    Foreign currency translation adjustment                                                 (413,737)     (137,578)
    Accumulated deficit                                                                   (3,070,588)   (1,255,913)
                                                                                         -----------   -----------

                    Total stockholders' equity                                             4,939,951     6,727,948
                                                                                         -----------   -----------

                                                                                         $15,301,073    15,289,509
                                                                                         ===========   ===========




See accompanying notes to consolidated financial statements.

                             GULL LABORATORIES, INC.

                      Consolidated Statements of Operations

                  Years ended December 31, 1997, 1996, and 1995




                                                                              1997          1996          1995
                                                                           -----------   -----------   -----------
Sales                                                                      $21,705,552    24,443,935    26,261,130
Cost of sales                                                                9,236,929    11,631,952    11,890,053
                                                                           -----------   -----------   -----------
           Gross profit                                                     12,468,623    12,811,983    14,371,077
                                                                           -----------   -----------   -----------
Expenses:
    Selling, general, and administrative                                    10,904,133    10,378,679    11,339,139
    Research and development                                                 1,553,119     1,512,915     1,078,387
    Merger and integration costs (note 14)                                   1,455,298             -             -
    Restructuring charge (note 14)                                                   -       326,442       535,277
                                                                           -----------   -----------   -----------

           Total expenses                                                   13,912,550    12,218,036    12,952,803
                                                                           -----------   -----------   -----------

Operating income (loss)                                                     (1,443,927)      593,947     1,418,274
                                                                           -----------   -----------   -----------
Other income (expense):
    Interest expense                                                          (593,361)     (535,786)     (647,656)
    Other (note 11)                                                             29,325        58,457       818,220
                                                                           -----------   -----------   -----------

           Total other income (expense)                                       (564,036)     (477,329)      170,564
                                                                           -----------   -----------   -----------

           Income (loss) before provision for income taxes                  (2,007,963)      116,618     1,588,838

Income tax expense (benefit) (note 9)                                         (193,288)      225,841     1,130,151
                                                                           -----------   -----------   -----------

           Net income (loss)                                                (1,814,675)     (109,223)      458,687
                                                                           ===========   ===========   ===========
Net income (loss) per common share:

    Basic                                                                  $      (.23)         (.01)          .06
                                                                           ===========   ===========   ===========

    Diluted                                                                $      (.23)         (.01)          .06
                                                                           ===========   ===========   ===========



See accompanying notes to consolidated financial statements.

                             GULL LABORATORIES, INC.

                 Consolidated Statements of Stockholders' Equity

                  Years ended December 31, 1997, 1996, and 1995





                                                                       Addi-      Foreign                     Total
                                                  Common stock        tional      currency       Accum-       stock-
                                              --------------------    paid-in    translation     ulated      holders'
                                               Shares     Amount      capital    adjustment     deficit       equity
                                              ---------  ---------   ---------   -----------  -----------   ----------
Balances, December 31, 1994 (note 1)          7,874,934    $7,875    7,901,260    (59,667)    (1,605,377)   6,244,091

Stock options exercised                           9,000         9       15,178          -              -       15,187

Tax benefit from exercise of stock options            -         -      197,117          -              -      197,117

Net income                                            -         -            -          -        458,687      458,687

Foreign currency translation adjustment               -         -            -    (76,510)             -      (76,510)
                                              ---------    ------    ---------   --------     ----------    ---------

Balances, December 31, 1995                   7,883,934     7,884    8,113,555   (136,177)    (1,146,690)   6,838,572

Net loss                                              -         -            -          -       (109,223)    (109,223)

Foreign currency translation adjustment               -         -            -     (1,401)             -       (1,401)
                                              ---------    ------    ---------   --------     ----------    ---------

Balances, December 31, 1996                   7,883,934     7,884    8,113,555   (137,578)    (1,255,913)   6,727,948

Stock options exercised                          56,425        56      204,140          -              -      204,196

Tax benefit from exercise of stock options            -         -       94,346          -              -       94,346

Sale of common stock to ESOP                         50         1          530          -              -          531

Net assets not acquired from Fresenius AG             -         -     (248,832)         -              -     (248,832)

Tax benefit from goodwill amortization                -         -      252,596          -              -      252,596

Net loss                                              -         -            -          -     (1,814,675)  (1,814,675)

Foreign currency translation adjustment               -         -            -   (276,159)             -     (276,159)
                                              ---------    ------    ---------   --------     ----------    ---------

Balances, December 31, 1997                   7,940,409    $7,941    8,416,335   (413,737)    (3,070,588)   4,939,951
                                              =========    ======    =========   ========     ==========    =========



See accompanying notes to consolidated financial statements.

                             GULL LABORATORIES, INC.

                      Consolidated Statements of Cash Flows

                  Years ended December 31, 1997, 1996, and 1995





                                                                                1997           1996          1995
                                                                            ------------    ----------    ----------
Cash flows from operating activities:
    Net income (loss)                                                       $(1,814,675)     (109,223)      458,687
    Adjustments to reconcile net income (loss) to net cash
      provided by operating activities:
        Depreciation and amortization                                         1,186,864     1,243,109     1,194,849
        Loss (gain) on disposal of property, plant, and equipment                58,871        13,810      (370,478)
        Provision for losses on accounts receivable                              50,257        63,754        93,649
        Provision for loss on leases                                             51,756        65,470        86,765
        Provision for inventory reserve                                         115,329       223,434       393,713
        Provision for warranty reserve                                           64,063        84,515        84,609
        Tax benefit from exercise of stock options                               94,346             -       197,117
        Gain on sales-type leases                                              (130,401)     (246,484)     (275,662)
        Amortization of unearned income on sales-type leases                   (141,768)     (100,892)      (53,448)
        Changes in assets and liabilities:
           Accounts receivable                                                  100,249       102,398        98,620
           Income tax refund receivable                                          15,244       129,765      (110,681)
           Inventories                                                       (1,329,031)     (145,949)     (902,795)
           Prepaid expenses                                                      50,939      (166,370)       (6,834)
           Other assets                                                        (145,350)        5,541      (206,905)
           Accounts payable and accrued expenses                              2,293,359      (623,071)      152,625
           Other liabilities                                                    (51,523)       39,724       (30,895)
           Deferred income taxes                                               (256,758)     (171,516)     (179,978)
           Due to parent company                                                      -      (265,390)       60,103
                                                                            -----------   -----------   -----------

                  Net cash provided by operating activities                     211,771       142,625       683,061
                                                                            -----------   -----------   -----------

Cash flows from investing activities:
    Increase in sales-type leases                                              (527,951)     (233,960)     (344,854)
    Payments received on sales-type leases                                      386,735       421,966       226,384
    Proceeds from sale of property, plant, and equipment                        115,319        24,889       989,127
    Purchase of property, plant, and equipment                                        -    (1,361,048)   (1,305,186)
    Proceeds from the sale of Gull GmbH                                               -             -       313,500
                                                                            -----------   -----------   -----------

                  Net cash provided by used in investing activities             (25,897)   (1,148,153)     (121,029)
                                                                            -----------   -----------   -----------

Cash flows from financing activities:
    Principal payments on long-term debt and capital lease obligations         (505,829)   (2,129,727)   (1,397,033)
    Net increase (decrease) in line-of-credit                                   293,780      (634,583)      469,346
    Proceeds from issuance of long-term debt                                          -     3,498,027       299,539
    Proceeds from issuance of common stock                                      204,727             -        15,187
                                                                            -----------   -----------   -----------

                  Net cash provided by (used in) financing activities            (7,322)      733,717      (612,961)
                                                                            -----------   -----------   -----------
Effect of foreign exchange rates on cash                                       (239,592)      353,429       (97,810)
                                                                            -----------   -----------   -----------
Net increase (decrease) in cash                                                 (61,040)       81,618      (148,739)

Cash at beginning of year                                                       301,033       219,415       368,154
                                                                            -----------   -----------   -----------

Cash at end of year                                                         $   239,993       301,033       219,415
                                                                            ===========   ===========   ===========

                             GULL LABORATORIES, INC.

                  Years ended December 31, 1997, 1996, and 1995





                                                                                1997           1996          1995
                                                                             -----------    -----------   -----------
Supplemental Disclosure of Cash Flow Information

Cash paid (received) during the year for:
    Interest                                                                 $  599,344       546,754       644,609
    Income taxes                                                                (25,081)       56,409     1,323,757

Supplemental Disclosures of Noncash Investing and
Financing Activities

Note payable and capital lease obligations incurred for equipment            $1,155,050       127,808        60,491
Transfer of inventory to net investment in sales-type leases                    339,342       327,133       236,605




See accompanying notes to consolidated financial statements.

                             GULL LABORATORIES, INC.

                   Notes to Consolidated Financial Statements

                        December 31, 1997, 1996, and 1995



(1)      Summary of Significant Accounting Policies

         (a)      Business Presentation

                  Gull Laboratories, Inc. (the Company or Gull) is in the business of developing, manufacturing, and selling medical diagnostic kits and bioreagents. The Company operates in a global market with direct sales representatives in the United States, Germany, Belgium, France, and the Netherlands, and sells through distributors and OEM relationships in other foreign countries. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.

                  Fresenius AG, a German company, owns 62 percent of the outstanding common stock of the Company. In 1997, the Company acquired certain assets and liabilities of the Fresenius Diagnostics Business Unit of the Intensive Care and Diagnostics Division of Fresenius AG (Fresenius Diagnostics) in exchange for 1,320,000 shares of the Company's common stock. The transaction was between entities under common control, and accounted for as if a pooling-of-interests. Accordingly, the consolidated financial statements for periods prior to 1997 have been restated to include the accounts and results of operations of Fresenius Diagnostics. Net assets not acquired as part of the acquisition of Fresenius Diagnostics have been shown as a reduction of stockholders' equity.

                  Although the Company purchases certain raw materials from a single supplier, alternative sources of supply are available for all raw materials.

         (b)      Accounts Receivable

                  As a general policy, collateral is not required for receivables, but customers' financial condition and credit worthiness are regularly evaluated and historical losses have been within the range of management's expectations. The Company maintains an allowance for losses based upon the expected collectibility of all accounts receivable.

         (c)      Inventories

                  Inventories are stated at the lower of cost or market using the first-in, first-out method.

         (d)      Property, Plant, and Equipment

                  Property, plant, and equipment are recorded at cost and are depreciated on the straight-line method over their estimated useful lives of twenty to thirty-two years for buildings and improvements and three to eight years for all other classes of depreciable property.

                             GULL LABORATORIES, INC.

                   Notes to Consolidated Financial Statements


         (e)      Other Assets

                  Other assets include the excess of cost over fair value of assets acquired (goodwill), marketing rights, deposits, and certain deferred costs. Goodwill is amortized on the straight-line basis over ten years and other assets are amortized on the straight-line basis over their estimated lives of five to ten years.

         (f)      Research, Development, and Advertising

                  Research, development, and advertising costs are expensed as incurred.

         (g)      Income Taxes

                  Income taxes are accounted for under the asset and liability method. Deferred tax assets and deferred tax liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and deferred tax liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and deferred tax liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         (h)      Net Income (Loss) Per Common Share

                  In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings per Share (SFAS 128). SFAS 128 became effective for financial statements with interim and annual periods ending after December 15, 1997. Accordingly, the Company has adopted SFAS 128.

                  SFAS 128 establishes a different method of computing net income (loss) per common and common-equivalent share than was previously required under the provisions of Accounting Principles Board Opinion No. 15. SFAS 128, requires the presentation of basic and diluted income (loss) per share. Basic earnings (loss) per common share is the amount of net income (loss) for the period available to each share of common stock outstanding during the reporting period. Diluted earnings (loss) per common share is the amount of net income
                  (loss) for the period available to each share of common stock outstanding during the reporting period and to each share that would have been outstanding assuming the issuance of common shares for all dilutive potential common shares outstanding during the period. Potential common shares (stock options and warrants) have not been included in the computation of loss per share in 1997 and 1996, as they would have had a dilutive effect. Prior periods have been restated for presentation in accordance with SFAS 128, as applicable.

                             GULL LABORATORIES, INC.

                   Notes to Consolidated Financial Statements

         (h)      Net Income (Loss) Per Common Share (continued)

                  In calculating income (loss) per common share, the net income
                  (loss) was the same for both the basic and diluted calculation. Below is a reconciliation between the basic and diluted weighted average common and common-equivalent shares for 1997, 1996, and 1995:



                                                                          1997          1996          1995
                                                                       ----------    ----------    ----------
                  Basic (weighted average common shares
                     outstanding during the year)                      $7,926,775     7,883,934     7,879,245
                  Weighted average common stock options
                     outstanding during the year                                -             -        19,954
                                                                       ==========    ==========    ==========

                  Diluted                                              $7,926,775     7,883,934     7,899,199
                                                                       ==========    ==========    ==========


         (i)      Foreign Currency Translation

                  Assets and liabilities of foreign operations are translated at exchange rates in effect at year-end, and statements of operations are translated at the average exchange rates for the year. Adjustments resulting from translation are reported as a separate component of stockholders' equity until the foreign entity is sold or liquidated. Gains and losses resulting from foreign currency transactions are generally included in income.

         (j)      Use of Estimates

                  The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (k)      Disclosure About Fair Value of Financial Instruments

                  At December 31, 1997 and 1996, the book value of all of the Company's financial instruments approximates their fair value.

                             GULL LABORATORIES, INC.

                   Notes to Consolidated Financial Statements

         (l)      Stock-Based Compensation

                  Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123) encourages entities to adopt a fair-value based method of accounting for stock options or similar equity instruments. However, it also allows an entity to continue measuring compensation cost for stock-based compensation using the intrinsic-value method of accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). The Company has elected to continue to apply the provisions of APB 25 and provide pro forma footnote disclosures required by SFAS 123.

         (m)      Impairment of Long-Lived Assets

                  Management periodically reviews long-lived assets including intangible assets for possible impairment. Recoverability of assets is measured by comparison of the carrying amount of the asset to net future cash flows expected to be generated from the asset. No impairment has been recognized in the accompanying consolidated financial statements.

         (n)      Reclassification

                  Certain amounts in 1996 and 1995 have been reclassified to conform with the 1997 presentation.


(2)      Other Assets

         Other assets consist of the following at December 31:

                                                          1997           1996
                                                       ----------      --------

                  Goodwill                             $  897,166       897,166
                  Deposits                                 93,722        26,372
                  Patents, organizational costs,
                    and marketing rights                  367,727       288,135
                  Other                                   165,591       174,453
                  Less accumulated amortization          (522,394)     (397,025)
                                                       ----------      --------

                                                       $1,001,812       989,101
                                                       ==========      ========


(3)      Inventories

         Inventories consist of the following at December 31:

                                                          1997            1996
                                                       ----------      ---------

                  Raw materials                        $2,514,522      1,677,800
                  Work-in-process                         889,947        822,576
                  Finished goods                        1,576,303      1,571,557
                  Equipment held for lease or sale      1,216,587        809,493
                                                       -----------   -----------
                                                       $6,197,359      4,881,426
                                                       ===========   ===========

                             GULL LABORATORIES, INC.

                   Notes to Consolidated Financial Statements

(4)      Property, Plant, and Equipment

         Property, plant, and equipment consist of the following at December 31:


                                                          1997           1996
                                                       -----------    ----------
                  Land and improvements                $   649,835       649,835
                  Building and improvements              2,981,079     2,841,102
                  Machinery and equipment                3,380,315     3,061,230
                  Office furniture and equipment         2,803,259     3,062,233
                  Transportation equipment                 297,694       371,247
                  Construction-in-progress                  11,479         3,610
                                                       -----------   -----------

                  Less accumulated depreciation         10,123,661     9,989,257
                    and amortization                     5,933,662     5,579,688
                                                       -----------    ----------
                                                       $ 4,189,999     4,409,569
                                                       ===========    ==========


(5)      Notes Payable and Related Party Transactions

         Notes payable consist of the following at December 31:

                                                       1997              1996
                                                    ----------       -----------
         Lines of credit                            $1,498,146         1,601,116
         Bank overdraft facility                            --            74,206
                                                    ==========        ==========
             Total notes payable                    $1,498,146         1,675,322
                                                    ==========        ==========

         The Company maintains lines of credit with banks totaling approximately $2,400,000 which are either due on demand or expire in May 1998. Borrowings under the lines of credit are limited to certain levels of accounts receivable and inventories. The rates of interest charged range from the foreign bank's reference rate plus .25 percent to the U.S. banks reference rate plus .4 percent (effective rates from 7.50 to 8.90 percent at December 31, 1997). The lines of credit are secured by accounts receivable and inventories. Among other restrictions, debt covenants related to the line of credit require the Company to maintain certain levels of tangible net worth.

         The Company and Fresenius AG have entered into service contracts in which Fresenius AG leases certain property and provides services to the Company. Amounts paid to Fresenius AG totaled $965,000, $1,103,000 and $1,021,000 in 1997, 1996 and 1995, respectively for these services. Accounts payable at December 31, 1997, include approximately $860,000 due to Fresenius AG for payments Fresenius AG made to creditors on behalf of the Company.

                             GULL LABORATORIES, INC.

                   Notes to Consolidated Financial Statements

(6)      Long-term Debt

         Long-term debt consists of the following at December 31:

                                                       1997             1996
                                                    ----------       ----------

Mortgage note payable to a bank at 10.06%
   interest, payable in monthly installments of
   $19,605, including interest, based on a
   15-year amortization with a balloon payment
   due in June 2006.  The note is secured by
   land and a building                              $1,719,620        1,776,499

Note payable to a bank at 9.38% interest, payable
   in monthly installments of $3,391, including
   interest, through October 1999.  The note is
   secured by equipment                                 68,301          100,769

Mortgage note payable to a bank at 8.81% interest,
   payable in monthly installments of $572,
   including interest, based on a 20-year
   amortization with a balloon payment due in
   February 2001. The note is secured by a building     60,773           62,792

Note payable to lending institution at 11% interest,
   payable in monthly payments of $15,798 through
   August 1997 and  decreasing  thereafter
   incrementally through May 2001. The note is
   secured by equipment and the proceeds of
   certain sales-type leases                           324,958          452,746

Note payable to Fresenius AG                           204,498                -

Capitalized lease obligations (note 7)               1,931,017        1,153,417
                                                    ----------       ----------
                    Total long-term debt and
                      capital lease obligations      4,309,167        3,546,223

Less current portion                                 3,576,085          545,420
                                                    ----------       ----------
                    Long-term debt and capital
                      lease obligations excluding
                      current installments          $  733,082        3,000,803
                                                    ==========       ==========

         Principal maturities of long-term debt and capital lease obligations for the years subsequent to December 31, 1997 are as follows:

             1998                                                    $3,576,085
             1999                                                       498,814
             2000                                                       182,438
             2001                                                        51,830
                                                                     ==========
                                                                     $4,309,167
                                                                     ==========

         In connection with the acquisition of Fresenius Diagnostics (note 1), Fresenius AG made available a working capital loan to the Company of approximately $1,000,000 bearing interest at an annual rate of eight percent payable quarterly. The amount available under the loan decreased to $800,000 on December 31, 1997 and will continue to decrease by $200,000 every six months thereafter with any remaining balance outstanding due on June 30, 1999. The loan is secured by a pledge of the Company's ownership interest in its German subsidiaries' common stock.

                             GULL LABORATORIES, INC.

                   Notes to Consolidated Financial Statements

         As a result of the loss and decrease in liquidity in 1997, the Company was not in compliance with certain earnings and liquidity covenants associated with its long-term debt, lease obligations, and line of credit with two banks at December 31, 1997. The banks have waived the noncompliance with the covenants through December 31, 1997, and are currently discussing alternative covenants to be put into place in connection with the extension of the line of credit which is due in May 1998. However, because the bank has not waived the covenants through January 1, 1999, certain long-term obligations have been classified as current liabilities.

(7)      Lease Obligations

         Capital Leases - The Company leases equipment under a master capital lease agreement with a financial institution and under other capital lease agreements. Minimum rentals of these leases have been capitalized at the present value of the rentals at the inception of the lease and the obligation for such amount is recorded as a liability. Interest is accrued on the basis of the outstanding lease obligation. Assets securing such leases had an approximate net book value of $530,000 and $829,000 at December 31, 1997 and 1996, respectively.

         Operating Leases - The Company leases administrative offices, manufacturing facilities, and certain equipment under noncancelable operating lease agreements expiring through August 2005. Total rent expense approximated $92,000, $81,000, and $44,000 in 1997, 1996, and
         1995, respectively.

         Required future minimum lease payments and the present value of the future minimum capital lease payments at December 31, 1997 are as follows:

                                                      Capital      Operating
                                                      leases         leases
                                                    -----------    ---------
              Year ending:
                 1998                                $1,909,767      84,804
                 1999                                   208,832      70,404
                 2000                                   134,531      70,404
                 2001                                    31,528      70,404
                 2002                                        --      70,404
               Thereafter                                    --     187,744
                                                     ----------    --------

         Total future minimum lease payments          2,284,658    $554,164
                                                                   ========

         Less amount representing interest              353,641
                                                     ----------

         Present value of future minimum lease
         payments (see note 6)                       $1,931,017
                                                     ==========


(8)      Net Investment in Sales-Type Leases

         The Company has invested in certain equipment financing agreements under sales-type leases. Each sales-type lease is collateralized by a security interest in the financed equipment. At December 31, 1997 and 1996, the net investment reflected in the accompanying consolidated balance sheets for these sale-type leases consisted of the following:

                                                      1997           1996
                                                   ----------     ----------
       Gross minimum sales-type lease receivables  $1,380,121      1,605,283
       Less allowance for uncollectible
          receivables                                 (44,744)      (128,622)
                                                  -----------     ----------

       Net minimum sales-type lease receivables     1,335,377      1,476,661
       Unearned interest income                      (299,840)      (403,411)
                                                  -----------     ----------
       Net investment in sales-type leases          1,035,537      1,073,250
       Less current portion                          (272,125)      (262,831)
                                                  -----------     ----------

       Net investment in sales-type leases,
         excluding current portion                $   763,412        810,419
                                                  ===========     ==========

                             GULL LABORATORIES, INC.

                   Notes to Consolidated Financial Statements

(8)      Net Investment in Sales-Type Leases (continued)

         Minimum gross receipts from sales-type lease receivables for the next five years are as follows:

         Year ending December 31:
                 1998                                                $  390,511
                 1999                                                   385,062
                 2000                                                   328,626
                 2001                                                   203,720
                 2002                                                    72,202
                                                                     ----------

                    Total                                            $1,380,121
                                                                     ==========

(9)      Income Taxes

         Income tax expense (benefit) for the years ended December 31, 1997, 1996, and 1995 is as follows:

                                                1997       1996        1995
                                             ---------  ---------  ----------
         Current:
           Federal                           $  72,670    404,369     695,600
           State                                13,839     77,000     132,000
           Foreign                                   -    (53,118)    261,686
                                             ---------  ---------  ----------
                                                86,509    428,251   1,089,286
                                             ---------  ---------  ----------

         Deferred:
           Federal                              12,600      7,900      24,700
           State                                 2,400      1,500       5,000
           Foreign                            (294,797)  (211,810)     11,165
                                             ---------  ---------  ----------
                                              (279,797)  (202,410)     40,865
                                             ---------  ---------  ----------
             Total tax espense
                 (benefit)                   $(193,288)   225,841   1,130,151
                                             =========  =========  ==========

         Income tax expense differs from the amounts computed by applying the U.S. federal income tax rate of 34 percent to income from operations as follows:

                                               1997          1996       1995
                                             ---------     --------  ----------

Computed "expected" tax expense (benefit)    $(682,707)      39,650     540,205
Increase (decrease) in income taxes
  resulting from:
    Goodwill amortization                       31,000       31,000      31,000
    Exclusion of loss from foreign
     subsidiary                                207,619       86,422     411,646
    Foreign sales corporation exclusion              -       (2,900)    (32,000)
    State taxes, net of federal benefits        10,000       41,000      90,000
    Acquisition costs                          148,000            -           -
    Other                                       92,800       30,669      89,300
                                             ---------     --------  ----------

        Provision for income taxes           $(193,288)     255,841   1,130,151
                                             =========     ========  ==========

                             GULL LABORATORIES, INC.

                   Notes to Consolidated Financial Statements

(9)      Income Taxes (continued)

         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1997 and 1996, are presented below:


                                                                            1997                       1996
                                                                   -----------------------    ------------------------
                                                                    Domestic     Foreign       Domestic      Foreign
                                                                   ----------   ----------    ----------    ----------
Deferred tax assets:
    Tax losses                                                     $       --    3,370,000           --      2,477,000
    Research and development expenses                                      --           --           --             --
    Warranty reserve                                                   60,000           --        45,000            --
    Vacation reserve                                                   50,000           --        38,000            --
    Bad debt reserve                                                   29,000           --        35,000            --
    Inventory reserve                                                  67,000           --        21,000            --
    Technology amortization                                            21,000           --        14,000            --
    Property, plant and equipment                                          --        6,929            --        45,740
    Net investment in sales-type leases                                    --      108,246            --        80,623
    Other items                                                        11,000       18,000         6,000        18,850
                                                                   ----------  -----------     ---------   -----------

           Total gross deferred tax assets                            238,000    3,503,175       159,000     2,622,213

    Less valuation allowance                                               --   (2,749,000)           --    (2,448,000)
                                                                   ----------  -----------     ---------   -----------

           Deferred tax assets                                        238,000      754,175       159,000       174,213
                                                                   ----------  -----------     ---------   -----------

Deferred tax liabilities:
    Patents                                                           (73,000)          --       (35,000)           --
    Sales leases                                                     (137,000)          --       (92,000)           --
    Other payables                                                         --      (25,000)           --       (29,000)
    Property, plant and equipment                                    (178,000)          --      (167,000)           --
    Deferred revenue                                                  (55,000)          --       (55,000)           --
    Other                                                                  --     (294,473)           --      (276,844)
                                                                   ----------  -----------     ---------   -----------

           Total gross deferred tax liabilities                      (443,000)    (319,473)     (349,000)     (305,844)
                                                                   ----------  -----------     ---------   -----------

           Net deferred tax asset (liability)                      $ (205,000)     434,702      (190,000)     (131,631)
                                                                   ==========  ===========     =========   ===========

           Net current deferred tax asset (liability)              $  161,000     (167,884)      108,000      (177,371)

           Net noncurrent deferred tax asset (liability)             (366,000)     602,586      (298,000)       45,740
                                                                   ----------  -----------     ---------   -----------

                                                                   $ (205,000)     434,702      (190,000)      131,631
                                                                   ==========  ===========     =========   ===========


         The domestic valuation allowance for deferred tax assets as of January 1, 1996 was zero. There was no change in the total domestic valuation allowance for the years ended December 31, 1997 and 1996. The valuation allowance of $2,749,000 and $2,448,000 at December 31, 1997 and 1996,
         respectively, is solely attributable to the foreign jurisdiction.

                             GULL LABORATORIES, INC.

                   Notes to Consolidated Financial Statements

(9)      Income Taxes (continued)

         In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that all or a portion of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences.


(10)     Employee Benefit Plans

         The Company has an Employee Stock Ownership Plan (ESOP) and 401(k) plan that covers all United States employees who have been employed for one month. The ESOP contributions are used to purchase Company securities. The Board of Directors approved discretionary contributions to the ESOP totaling $11,587 for 1995. No discretionary contribution was made to the ESOP during the years ended December 31, 1997 and 1996.

         The Company matches 25 percent of employee contributions to the 401(k) plan up to a maximum individual employee contribution of four percent of the employee's cash compensation. These matching contributions vest over a seven-year period. Employer matching contributions totaled $62,860, $45,273, and $38,413 for 1997, 1996, and 1995, respectively.

         Gull Diagnostics S.A. has a contract with an insurance company under which certain foreign employees may receive lump-sum payments or annuity payments at retirement. The Company pays two-thirds of the monthly premiums and the employee pays the remaining one third. The Company's contribution to the plan was approximately $15,400, $14,500, and $17,000 during 1997, 1996, and 1995, respectively.


(11)     Other Income

         Other income consisted of the following approximate amounts for the years ended December 31,:


                                                1997         1996         1995
                                             ---------     --------     --------
       Gain on sale of building              $      --           --      516,533
       Currency transaction gains (losses)      52,530      (38,496)     155,116
       Interest income                         144,706      132,981       92,083
       Other nonoperating income (expenses)   (167,911)     (36,028)      54,488
                                             =========     ========     ========
                                             $  29,325       58,457      818,220
                                             =========     ========     ========

                             GULL LABORATORIES, INC.

                   Notes to Consolidated Financial Statements

(12)     Stock Compensation Plans

         Under the 1984 Gull Laboratories, Inc. fixed Stock Option Plan, the Company may grant options to its employees for up to 833,333 shares of common stock. Under the Company's fixed 1992 Stock Option Plan, the Company may grant options to its officers, directors, and key management personnel for up to 500,000 shares of common stock. Under both plans, the exercise price of each option equals the market price of the Company's stock on the date of grant, and an option's maximum term is ten years. Options are granted at the discretion of the compensation committee of the Company's Board of Directors and generally vest 25 percent per year. A summary of the activity under the plans is as follows:



                                                                  Years ended December 31,
                                      --------------------------------------------------------------------------------------
                                                1997                        1996                          1995
                                      ---------------------------   -------------------------    ---------------------------
                                                 Weighted-average            Weighted-average              Weighted-average
                                                     exercise                    exercise                       exercise
                                       Shares          price        Shares        price           Shares          price
                                      ---------  ----------------  --------  ----------------    --------  -----------------
          Outstanding at beginning
             of year                   506,000         $4.63        386,000        $4.64          270,000         $4.88
          Granted                      158,500          9.99        130,000         4.68          200,000          4.50
          Exercised                    (56,425)         3.93              -            -           (9,000)         1.69
          Forfeited                    (25,500)         5.26        (10,000)        5.50          (75,000)         5.50
                                      ========                     ========                      ========

          Outstanding at end
             of year                   582,575         $6.13        506,000        $4.63          386,000         $4.64
                                      ========                     ========                      ========

          Options exercisable at
             year-end                  302,075         $4.83        269,750        $4.68           70,000         $4.40

          Weighted-average fair
             value of options
             granted during the
             year                        $5.84                        3.34                           2.77

                             GULL LABORATORIES, INC.

                   Notes to Consolidated Financial Statements

(12)     Stock Compensation Plans (continued)

         The following table summarizes information about fixed stock options outstanding at December 31, 1997:


                                                    Options outstanding                         Options exercisable
                                      -------------------------------------------------   ------------------------------
                                         Number                                             Number
                                       outstanding  Weighted-average                      exercisable
                                           at           remaining    Weighted-average         at        Weighted-average
             Range of exercise        December 31,     contractual       exercise         December 31,     exercise
                  prices                  1997             life            price              1997             price
            --------------------      ------------ ----------------- ----------------     ------------  ----------------
                   $1.125                 9,500           1  yrs.            $1.13            9,500           1.13
              3.00  -  4.00               6,250           6                   3.88            6,250           3.88
              4.00  -  5.00             297,925           8                   4.56          172,925           4.53
              5.00  -  6.00             113,400           4.5                 5.50          113,400           5.50
              9.00  - 10.00             155,500           9.5                 9.99                -              -
                                       ========                                            ========
                                        582,575           7.6                 6.13          302,075           4.83
                                       ========                                            ========


       Had compensation cost for the Company's stock-based compensation plans been determined consistent with SFAS 123, the Company's net income (loss) and earnings (loss) per share would have been reduced to the pro forma amounts indicated below:



                                                                          1997             1996             1995
                                                                      -----------        ---------        --------
            Net income:
                As reported                                           $(1,814,675)        (109,223)        458,687
                Pro forma                                              (2,158,146)        (399,844)        424,062
            Basic earnings per common share:
                As reported                                           $      (.23)            (.01)            .06
                Pro forma                                                    (.27)            (.05)            .05
            Diluted earnings per common share:
                As reported                                           $      (.23)            (.01)            .06
                Pro forma                                                    (.27)            (.05)            .05


         The effect that calculating compensation cost for stock-based compensation under SFAS 123 has on the pro forma net income (loss) as presented above may not be representative of the effects on reported net income or losses for future years.

         The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1997, 1996, and 1995 respectively: expected volatility of 60.3, 66.2, and 49.5 percent; risk free interest rates of 6.0, 6.1, and 6.3 percent; no dividend yield for any year; and expected lives of 5.2, 7.5, and 7.5 years.

         On May 9, 1996, the Company granted an option to purchase 15,000 shares of the Company's common stock to a nonemployee. The option is exercisable 5,000 shares at $6 per share, 5,000 shares at $8.50 per share, and 5,000 shares at $11 per share and becomes exercisable when the Company's stock closes for twenty consecutive trading days at an average price of $6, $8.50, and $11, respectively. Compensation expense related to these options was not material.

                             GULL LABORATORIES, INC.

                   Notes to Consolidated Financial Statements

(13)     Foreign Operations, Export Sales, and Major Customer

         Operations by geographic area:

                                                Sales
                             --------------------------------------------
                                 1997           1996             1995
                             ------------   ------------     ------------

       United States         $ 15,457,761     15,217,860       15,272,576
       Europe                  12,682,781     12,189,526       14,497,234
       Eliminations            (6,434,990)    (2,963,451)      (3,508,680)
                             ============   ============     ============

                             $ 21,705,552     24,443,935       26,261,130
                             ============   ============     ============


                                   Income (loss) before income taxes
                             --------------------------------------------
                                 1997           1996             1995
                             ------------   ------------     ------------

       United States         $    141,265      1,429,577        2,281,061
       Europe                  (1,393,075)      (714,340)         123,708
       Eliminations              (162,792)       (62,833)        (168,275)
                             ------------   ------------     ------------

                               (1,414,602)       652,404        2,236,494
       Interest expense          (593,361)      (535,786)        (647,656)
                             ------------   ------------     ------------
                             $ (2,007,963)       116,618        1,588,838
                             ============   ============     ============


                                        Identifiable assets
                             ------------   ------------     ------------
                                 1997           1996             1995
                             ------------   ------------     ------------
United States                $ 35,933,845     21,892,565       20,842,949
Europe                          6,185,235      5,213,220        6,652,928
Eliminations                  (26,818,007)   (11,816,276)     (11,276,216)
                             ------------   ------------     ------------

                             $ 15,301,073     15,289,509       16,219,661
                             ============   ============     ============

         United States export sales to unaffiliated customers by destination of sale:

                                          1997         1996         1995
                                       ----------   ----------   ----------
Europe                                 $1,124,033    1,653,612    1,525,900
Pacific Rim (Australia, New Zealand,
   and the Far East)                    1,147,596    1,154,586    1,293,038
Other                                     325,002      149,310      131,243
                                       ----------   ----------   ----------

                                       $2,596,631    2,957,508    2,950,181
                                       ==========   ==========   ==========

         Sales to one customer amounted to 11 percent, 11 percent, and 10 percent of total sales in 1997, 1996, and 1995, respectively. No single country in Europe or the Pacific Rim accounted for more than ten percent of sales to unaffiliated customers.

                             GULL LABORATORIES, INC.

                   Notes to Consolidated Financial Statements

(14)     Merger, Integration, and Restructuring Charges

         In an effort to bring its European operations to profitability, the Company incurred restructuring charges of $326,442 and $535,277 in 1996 and 1995, respectively, substantially all of which relate to personnel termination costs. In connection with the acquisition of Fresenius Diagnostics, (note 1) the Company incurred $1,455,298 of merger and integration costs. Of these costs, approximately $625,000 relate to investment banking, professional, and other costs incurred in investigating and negotiating the acquisition, $630,000 relate to the cost of severance payments and rental costs to be incurred under long-term leases for property that will not be used in the future and $200,000 relate to costs incurred integrating management information systems and office space.


(15)     Commitments and Contingencies

         The Company is involved in legal actions arising in the ordinary course of business. In the opinion of management, ultimate disposition of these matters will not materially affect the consolidated financial position or results of operations of the Company.

         In October 1997, Fresenius AG announced that it has engaged an investment banker to evaluate various partnering alternatives for the Company. These alternatives could involve the sale of Fresenius AG's ownership interest in the Company. The Company has made several presentations to interested parties but no transactions have been completed to date.


(16)     Accounting Standards Issued Not Yet Adopted

         In June of 1997, the FASB issued Statement No. 130, "Reporting Comprehensive Income." and Statement No. 131 "Disclosures about Segments of an Enterprise and Related Information." These statements, which are effective for periods beginning after December 15, 1997 expand or modify disclosures and, accordingly, will have no impact on the Company's reported financial position, results of operation, or cash flows.

(17)     Liquidity

         As a result of the operating loss in 1997, including non-recurring merger and integration costs associated with the acquisition of Fresenius Diagnostics, the Company violated certain debt covenants with two banks causing the reclassification of certain long-term obligations as short-term liabilities as discussed in note 6. Changes have been made in the Company's manufacturing operations and certain management personnel together with the implementation of cost cutting programs all of which are intended to return the Company to profitability. Management believes that as a result of these changes together with amounts available from existing lines of credit and other sources, the Company will be able to generate sufficient cash flow to meet its short-term working capital requirements. If the Company is unable to negotiate new loan covenants or continues to incur losses, it will need to seek additional debt, equity and/or lease financing. There is no guarantee that it will be able to obtain funding if working capital needs cannot be financed through internally generated funds.

(18)     Subsequent Events

         Subsequent to year end, the President and Executive Vice President of the Company resigned. Both have employment agreements with the Company providing for severance payments. The amount to be paid under these agreements is currently in negotiation.

                             GULL LABORATORIES, INC.
                 UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS




                                                          June 30, 1998           December 31, 1997
                                                          -------------           -----------------
ASSETS
Current assets:
   Cash and cash equivalents                               $   569,740               $   239,993
   Receivables-net                                           3,335,320                 1,963,410
   Net investment in sales-type leases                         249,464                   272,125
   Income tax refund receivable                                307,855                   119,499
   Inventories                                               6,901,716                 6,197,359
   Prepaid expenses                                            422,133                   316,878
                                                           -----------               -----------
          Total current assets                              11,786,228                 9,109,264

Property, plant and equipment - net                          4,444,173                 4,189,999
Net investment in sales-type leases                            582,590                   763,412
Deferred taxes                                                 279,569                   236,586
Other assets - net                                             971,897                 1,001,812
                                                           -----------               -----------

Total assets                                               $18,064,457               $15,301,073
                                                           ===========               ===========

LIABILITIES AND STOCK-
   HOLDERS' EQUITY

Current liabilities:
   Notes payable                                           $ 1,664,831               $ 1,498,146
   Accounts payable                                          6,409,155                 2,331,126
   Accrued expenses                                          1,791,249                 1,853,521
     Deferred income taxes                                      48,177                     6,884
     Current portion of long
          term obligations                                   3,531,381                 3,576,085
                                                           -----------               -----------

          Total current liabilities                         13,444,793                 9,265,762

Long-term obligations                                          749,195                   733,082
Other long-term liabilities                                    375,073                   362,278
                                                           -----------               -----------

          Total liabilities                                 14,569,061                10,361,122
                                                           -----------               -----------

Commitments and contingencies

Stockholders' equity:
   Preferred stock
   Common stock                                                  8,008                     7,941
   Additional paid-in capital                                8,924,782                 8,416,335
   Foreign currency translation adjustment                    (443,847)                 (413,737)
   Accumulated deficit                                      (4,993,547)               (3,070,588)
                                                           -----------               -----------

          Total stockholders' equity                         3,495,396                 4,939,951
                                                           -----------               -----------

Total liabilities and stockholders' equity                 $18,064,457               $15,301,073
                                                           ===========               ===========

                             GULL LABORATORIES, INC.
            UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS



                                                                             Three months ended

                                                                       June 30, 1998       June 30, 1997
                                                                       -------------       -------------
 Sales                                                                  $ 4,909,146         $ 5,193,226
 Cost of good sold                                                        2,910,019           2,069,007
                                                                        -----------         -----------
 Gross Profit                                                             1,999,127           3,124,219
                                                                        -----------         -----------

 Expenses:
 Selling, general and administrative                                      3,010,550           2,512,635
 Research and development                                                   358,404             367,691
                                                                        -----------         -----------
       Total expenses                                                     3,368,954           2,880,326
                                                                        -----------         -----------

 Operating income (loss)                                                 (1,369,827)            243,893
                                                                        -----------         -----------

 Other expense:
       Interest expense                                                    (178,899)           (167,863)
       Other                                                                 94,317              59,420
                                                                        -----------         -----------
       Total other expense                                                  (84,582)           (108,443)
                                                                        -----------         -----------

 Income (loss) before provision for
       income taxes                                                      (1,454,409)            135,450

 Income tax provision                                                      (112,005)             17,370
                                                                        -----------         -----------
 Net income (loss)                                                      $(1,342,404)        $   118,080
                                                                        ===========         ===========

 Net income (loss) per common share:
       Basic and diluted                                                $      (.17)        $       .01
                                                                        ===========         ===========

                             GULL LABORATORIES, INC.
            UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS



                                                                               Six months ended

                                                                       June 30, 1998       June 30, 1997
                                                                       -------------       -------------
 Sales                                                                  $10,049,552         $11,225,000
 Cost of good sold                                                        5,457,363           4,453,000
                                                                        -----------         -----------
 Gross Profit                                                             4,592,189           6,772,000
                                                                        -----------         -----------

 Expenses:
 Selling, general and administrative                                      5,661,840           5,159,000
 Research and development                                                   725,645             769,000
                                                                        -----------         -----------
       Total expenses                                                     6,387,485           5,928,000
                                                                        -----------         -----------

 Operating income (loss)                                                 (1,795,296)            844,000
                                                                        -----------         -----------

 Other expense:
       Interest expense                                                    (378,171)           (313,000)
       Other                                                                143,361              56,000
                                                                        -----------         -----------
       Total other expense                                                 (234,810)           (257,000)
                                                                        -----------         -----------

 Income (loss) before provision for
       income taxes                                                      (2,030,106)            587,000

 Income tax provision                                                      (107,148)            411,000
                                                                        -----------         -----------
 Net income (loss)                                                      $(1,922,958)        $   176,000
                                                                        ===========         ===========

 Net income (loss) per common share:
       Basic and diluted                                                $      (.24)        $       .02
                                                                        ===========         ===========

                             GULL LABORATORIES, INC.
                   UNAUDITED CONSOLIDATED CONDENSED STATEMENTS
                                  OF CASH FLOWS



                                                                                            Six Months Ended

                                                                                June 30, 1998               June 30, 1997
                                                                                -------------               ------------
 Cash flows from operating activities:
     Income from continuing operations                                           $(1,922,958)                $   176,000
     Adjustments to reconcile net income to net
        cash provided by operating activities:
        Depreciation and amortization                                                621,550                     563,514
        Stock option exercise compensation expense                                   238,625
        Other                                                                        227,351                      41,707

 Changes in assets and liabilities:
        Net receivables                                                           (1,413,041)                 (1,654,188)
        Inventories                                                                 (842,068)                 (2,261,889)
        Prepaid expenses                                                            (105,983)                   (298,643)
        Other assets/liabilities                                                     (37,961)                    142,205
        Income taxes (receivable) payable                                           (121,790)                    267,586
        Accounts payable                                                           4,087,232                   2,153,807
        Deferred income taxes                                                         (3,376)                     11,000
        Accrued expenses                                                             (82,434)                    316,927
                                                                                 -----------                 -----------
 Net cash provided by (used in) operating activities                                 645,147                    (541,974)
                                                                                 -----------                 -----------

 Cash flows from investing activities:
     Receipts of sales type lease                                                    184,012                     162,454
     Disposition of property, plant
        and equipment                                                                 45,520                      15,957
     Purchase of property, plant and equipment                                      (507,469)                 (1,171,051)
                                                                                 -----------                 -----------
 Net cash used in investing activities                                              (277,937)                   (992,640)
                                                                                 -----------                 -----------

 Cash flows from financing activities:
     Proceeds from long-term obligations                                                                       1,642,667
     Principal payments on long-term obligations                                    (389,688)                   (537,599)
     Line of Credit                                                                  167,847                     496,601
     Proceeds from issuance of common stock                                          203,322                     210,424
                                                                                 -----------                 -----------
 Net cash provided from financing activities                                         (18,519)                  1,812,093
                                                                                 -----------                 -----------

 Foreign currency translation adjustment                                             (18,944)                   (359,460)
                                                                                 -----------                 -----------

 Net increase/(decrease) in cash                                                     329,747                     (81,981)
 Cash at beginning of period                                                         239,993                     301,033
                                                                                 -----------                 -----------

 Cash at end of period                                                           $   569,740                 $   219,052
                                                                                 ===========                 ===========

                             GULL LABORATORIES, INC.
                    NOTES TO UNAUDITED CONSOLIDATED CONDENSED
                              FINANCIAL STATEMENTS

1.       Basis of presentation

         The unaudited consolidated condensed financial statements of Gull Laboratories, Inc. (the "Company") as of June 30, 1998 and for the three months and the six months ended June 30, 1998 and 1997 were prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Income statement amounts for the six months ended June 30, 1997 have been rounded to the nearest $1,000. These financial statements and related notes should be read in conjunction with the Company's audited financial statements for the year ended December 31, 1997 contained in its Annual Report on Form 10-K.

         Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all necessary adjustments to the financial statements have been made to present fairly the financial position and results of operations and cash flows. The results of operations for the periods presented are not necessarily indicative of the results for the respective complete years.

2.       Inventories

         Inventories consisted of the following:

                                                  June 30,       December 31,
                                                    1998             1997
                                                 ----------      ------------

Raw materials                                    $1,878,907       $2,514,522
Work-in-process                                   1,227,474          889,947
Finished goods                                    2,121,791        1,576,303
Equipment held for
     lease or sale                                1,673,544        1,216,587
                                                 ----------       ----------

         Total                                   $6,901,716       $6,197,359
                                                 ==========       ==========


3.       Earnings per share

         SFAS 128, requires the presentation of basic and diluted income (loss) per share. Basic earnings (loss) per common share is the amount of net income
(loss) for the period available to each share of common stock outstanding during the reporting period. Diluted earnings (loss) per common share is the amount of net income (loss) for the period available to each share of common stock outstanding during the reporting period and to each share that would have been outstanding during the period. A total of 147,150 potential common shares (stock options) have not been included in the computation of loss per share for the three months and six months ended June 30, 1998, as they would have had a dilutive effect.

         In calculating income (loss) per common share, the net income (loss) was the same for both the basic and diluted calculation. Below is a reconciliation between the basic and diluted weighted average common and common-equivalent shares for three months and six months ended June 30, 1998 and 1997.

                                                     Three Months Ended June 30,

                                                        1998           1997
                                                        ----           ----

Basic (weighted average common shares
  outstanding during the period)                     8,000,662       7,929,825

Weighted average common stock options
  outstanding during the period                             --         164,591
                                                     ---------       ---------

         Diluted                                     8,000,662       8,094,416
                                                     =========       =========


                                                    Six  Months Ended June 30,

                                                        1998           1997
                                                        ----           ----

Basic (weighted average common shares
         outstanding during the period)               7,973,387      7,914,882

Weighted average common stock options
         outstanding during the period                       --        162,459
                                                      ---------      ---------

Diluted                                               7,973,387      8,077,341
                                                      =========      =========


4.       Comprehensive Income

         The Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income", effective January 1, 1998 which establishes standards for reporting and display of comprehensive income and its components in financial statements. The components of the Company's comprehensive income are as follows:

                                                   Three Months Ended June 30,

                                                      1998               1997
                                                      ----               ----

Net income/(loss)                                 $(1,342,404)       $   118,080

Foreign currency translation
         increase/(loss)                               (4,189)            14,000
                                                  ------------       -----------

Comprehensive income/(loss)                       $(1,346,593)       $   132,080
                                                  ============       ===========


                                                    Six Months Ended June 30,

                                                        1998             1997
                                                        ----             ----

Net income/(loss)                                 $(1,922,958)      $   176,000

Foreign currency translation loss                     (30,110)         (131,422)
                                                  -----------       -----------

Comprehensive income/(loss)                       $(1,953,068)      $    44,578
                                                  ===========       ===========

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Meridian Diagnostics, Inc.

Dated:  January 19, 1999                By:
                                            --------------------------------
                                            Gerard Blain,
                                            Executive Vice President,
                                            Chief Financial Officer & Secretary